Exhibit 3.396

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:00 PM 03/03/2003
030138725 — 2379277
CERTIFICATE OF CONVERSION
OF
CONTINENTAL WASTE INDUSTRIES, INC.
(a Delaware corporation)
(Pursuant to Section 266 of the General Corporation Law of the State of Delaware)
     It is hereby certified that:
     1. The name of the corporation is Continental Waste Industries, Inc. (the “Corporation”).
     2. The date of filing of the original certificate of incorporation of the Corporation with the Secretary of State of the State of Delaware is February 17, 1994.
     3. The name of the limited liability company into which the corporation shall be converted is Continental Waste Industries, L.L.C.
     4. The conversion herein certified has been approved in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
Dated: March 1, 2003

Continental Waste Industries, Inc.

By: Name:	/s/ David A. Barclay David A. Barclay
Title:	Vice President and Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:00 PM 03/03/2003
030138725-2379277
CERTIFICATE OF FORMATION
OF
CONTINENTAL WASTE INDUSTRIES, L.L.C.
(Pursuant to the Limited Liability Company Act of the State of Delaware, Title 6.)

     The undersigned, as an authorized person, in order to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, does hereby certify as follows:
     1. The name of the company is Continental Waste Industries, L.L.C. (the “Company”).
     2. The name and address of the registered agent of the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on the 1st day of March, 2003.

/s/ Gary M. Blyn Gary M. Blyn, Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:49 PM 05/11/2005
FILED 04:42 PM 05/11/2005
[ILLEGIBLE] 050385383-2379277 FILE
CERTIFICATE OF AMENDMENT
OF
CONTINENTAL WASTE INDUSTRIES, L.L.C.
     1. The name of the limited liability company is CONTINENTAL WASTE INDUSTRIES, L.L.C.
     2. The Certificate of Formation of the limited liability company is hereby amended as follows:
     The Registered Agent is as follows: The Corporation Trust Company
     The Registered Agent address is as follows: Corporation Trust Center

1209 Orange Street
Wilmington, DE 19801
County of New Castle
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Continental Waste Industries, L.L.C. this
11th day of May, 2005.

Signature:	/s/ Harris W. Hudson
Printed Name & Title: Harris W. Hudson, Manager